AMENDED AND RESTATED
                           SCHWARZ TRADEMARK AGREEMENT


                           dated as of January 7, 2002

                                      among

                             THE RIGHT START, INC.,

                                TOY SOLDIER, INC.
                      (to be known as F.A.O. Schwarz, Inc.)

                                       and

                      the F.A.O. SCHWARZ FAMILY FOUNDATION

                                TABLE OF CONTENTS
                                                                            Page

1.       Definitions......................................................... 1
2.       Representations and Warranties.......................................3

3.       Use of Name; Royalty; Arbitration; Quality Control.................. 4
4.       Transfer of Right To Use Name....................................... 9

5.       Consent to Asset Sale............................................... 12
6.       Miscellaneous........................................................12

                              AMENDED AND RESTATED

                           SCHWARZ TRADEMARK AGREEMENT



     This AMENDED AND RESTATED SCHWARZ TRADEMARK AGREEMENT (this "Agreement") dated as of January 7, 2002, is made by and among THE RIGHT START, INC. ("Parent"), TOY SOLDIER, INC. (to be known as F.A.O. SCHWARZ, INC.), a Delaware corporation ("Schwarz"), and the F.A.O. SCHWARZ FAMILY FOUNDATION (the "Foundation"), by H. MARSHALL SCHWARZ, as the duly appointed representative and agent of the Foundation (the "Schwarz Representative").

        WHEREAS:


     A. An agreement dated July 17, 1985, was executed among F.A.O. Schwarz, a New York corporation ("F.A.O. Seller"), the Schwarz Investors (as defined therein) and others, and such agreement was thereafter amended by amendments dated July 25, 1990, December 1, 1997, February 1, 1999 and March 10, 1999 (as so amended, the "Original Agreement");A.

     B. On November 19, 2001, Royal Vendex KBB N.V., F.A.O. Seller, Quality Fulfillment Services, Inc. ("QFS"), Parent and Schwarz entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") pursuant to which Schwarz purchased substantial assets of F.A.O. Seller and QFS; B.

     C. On the date hereof, the Schwarz Representative and F.A.O. Seller entered into an agreement extending the right of F.A.O. Seller to use the FAO Mark (as defined below) for the first six months of 2002 (the "Extension Letter"); and

     D. In view of all of the foregoing, the parties deem it advisable and in their mutual best interests to amend and restate the Original Agreement in certain respects, as more fully set forth below;


     NOW, THEREFORE, the parties agree further to amend and restate the Original Agreement as follows:

     Section 1. Definitions. The following terms, as used herein, have the following respective meanings:

     "Board of Arbitration" means a board of arbitration consisting of three members selected as follows: the first member shall be selected by Parent, the second member shall be selected by the Schwarz Representative, and the third member shall be selected by mutual agreement between the first member and the second member; provided, however, that if the selection of the first or second member shall not have been made within seven (7) days after Parent or the Schwarz Representative, as the case may be, shall have selected its member and notified the other of the same, such first or second member shall thereafter be selected by the American Arbitration Association upon application made to it by

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Parent or the Schwarz Representative,  as the case may be; provided further that if the selection of the third member shall not have been made within seven (7) days after the first and second member shall have been selected as hereinabove provided, such third member shall thereafter be selected by the American Arbitration Association upon application made to it by either Parent or the Schwarz Representative.

     "FAO Mark" means any element of the name "F.A.O. Schwarz" alone or in combination with other trademarks, copyrighted materials, characters, logos or other trademarks or tradenames owned or utilized by any Licensee in connection with its commercial activities.

     "FAOS Transfer" means any direct or indirect sale, assignment, lease or transfer of any of the Exclusive Rights, whether by means of the sale, disposition or other issuance of any Voting Securities or assets of Parent or of Schwarz or of any other Related Entity, or by means of a merger or consolidation of Parent or of Schwarz or of any other Related Entity into or with any Person, or by any other means.

     "Net Revenues" means, without duplication, all (i) fees paid to any Licensee by third parties for use of the FAO Mark on Licensed Products (if such fees are less than the fair market value, they shall be deemed for purposes of this definition to be the fair market value for the use of the FAO Mark), (ii) revenues of Licensees from Wholesale Distribution Sales (net of all related returns), (iii) revenues of Licensees from the sale of products labeled with, or otherwise bearing, the FAO Mark (net of all related returns) and (iv) revenues from all other sales of products by any Licensee that uses the FAO Mark to identify its business, any of its stores, any portion of any of its stores, any of its catalogs or any of its electronic media sales outlets to consumers (in each case to the extent of the revenues from sales in such business, stores, portion of stores, catalogs or electronic media sales outlets by entities so using the FAO Mark, net of all related returns), including, without limitation, the sale of products that are not Schwarz Products in the same retail store in which Licensee receives proceeds from the sale of Schwarz Products.

     "Person"   means   an   individual,   corporation,    partnership,   trust,
organization, association, governmental body or agency, limited liability company or other entity, and such term shall include a group of Persons acting in concert.

     "Related Entity" means any Person more than 50% of the Voting Securities of which, at the time of which any determination is being made, is owned by, or controlled by, or under common control with, Parent or one or more of Parent's other Related Entities, or both, or any partnership of which Parent or any of its Related Entities is a general partner or any limited liability company of which Parent is a managing member.

     "Schwarz Representative" means H. Marshall Schwarz and any other Person authorized by the Foundation to act as its representative and agent with respect to this Agreement.

     "Voting Securities" of any corporation, partnership, limited liability company or other business entity means securities of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the members of the board of directors (or other governing body) of such corporation, partnership, limited liability company or other business entity other than securities having such power only by reason of the occurrence of a contingency.

     In addition, definitions for the following terms can be found in the Sections indicated:

                  "Acquisition"                           Section 4.6(b)

                  "CPI"                                   Section 3.3

                  "Exclusive Rights"                      Section 3.1

                  "First Quality"                         Section 3.5

                  "Kayne Group"                           Section 4.6

                  "Licensed Products"                     Section 3.1

                  "Licensee"                              Section 3.1

                  "Prohibited Transfer"                   Section 4.1

                  "Quality Controlled Person"             Section 3.4

                  "Quality Surrogates"                    Section 3.5

                  "Schwarz Notice"                        Section 4.3

                  "Schwarz Products"                      Section 3.1

                  "Wholesale Distribution Sales"          Section 3.1


                  Section 2.  Representations and Warranties.


     2.1 Representations and Warranties of the Schwarz Representative. The Schwarz Representative represents and warrants that he has the right and power to enter into this Agreement and to consummate the transactions contemplated herein on behalf of the Foundation and the Foundation is the successor to all rights to the FAO Mark of the "Schwarz Investors" as defined in the Original Agreement. The Foundation is the owner of all rights to the FAO Mark free and clear of any lien, encumbrance, license or other adverse claim other than the rights granted under this Agreement and the Extension Letter and has not granted any rights to the FAO Mark to any other party except pursuant to this Agreement and the Extension Letter.

     2.2 Representation and Warranties of Schwarz. Schwarz represents and warrants that it is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, and that the execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement by Schwarz have been duly authorized and no further corporate authorization is necessary on the part of Schwarz.

     2.3 Representation and Warranties of Parent. Parent represents and warrants that it is a corporation duly organized, existing and in good standing under the

                                       3
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laws of the State of  California,  and that the  execution  and delivery of this
Agreement  and  the  consummation  of the  transactions  contemplated  in   this
Agreement by Parent have been duly authorized and no further corporate authorization is necessary on the part of Parent.

     Section 3. Use of Name; Royalty; Arbitration; Quality Control.



     3.1 Grant. The Foundation hereby grants to Schwarz, Parent and any Related Entity (each, a "Licensee") the exclusive right to use (subject to the rights granted in the Extension Letter), for so long as Parent and such other Licensees, respectively, comply with the terms of this Agreement, the FAO Mark for advertising, promotion or any other business purpose (the "Exclusive Rights") in connection with the retail store business of such Licensee. Use of any variation of the name "F.A.O. Schwarz" (other than as currently in use as set forth on Exhibit A hereto) shall be subject to the approval of the Schwarz Representative which consent will not be unreasonably withheld. The Exclusive Rights shall hereby be deemed to include all of the activities described in the following subsections (a), (b) and (c) of this Section 3.1:


     (a) FAO Schwarz Retail Sales

     The use of the FAO Mark on products, including toys and related items, and on packaging and labeling and in connection with the advertising of such products in any medium now or hereafter existing, which are sold by Licensee (i) in stores operated by or under license from Licensee, (ii) through catalogs, Internet Sites and by any other electronic means including television sales,
(iii) by computer-assisted sales by Licensee to business and private purchasers, and (iv) by any other manner of sale by Licensee through any existing or future-developed means of communication and sale, subject at all times to the quality store provisions of Section 3.4 below. The term "products" includes products that are manufactured by or for a Licensee ("Schwarz Products") and products purchased at wholesale by a Licensee and sold at retail by any of the foregoing means.

     (b) Product Licensing

     The grant by Licensees to third parties of licenses to use the FAO Mark on, and in connection with the sale and advertising of, products manufactured by or for such third parties ("Licensed Products") for sale to wholesalers or retailers of Licensed Products, subject at all times to the quality control provisions of Section 3.5 below.

     (c) Wholesale Sales

     The sale of Schwarz Products to wholesalers for resale to third party retailers or directly to retailers (such sales in each case being referred to as "Wholesale Distribution Sales"), subject at all times to the quality control provisions of Section 3.5 below.

     3.2 Acceptable Name Changes. In the event that any Licensee shall be required, by reason of Sections 3.3, 3.4 or 4.1 below, to change its legal name and its name used in connection with the Exclusive Rights, such name shall be changed to:

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

     (a) "Schwarz, Inc.," "Schwarz Toys, Inc.," "Schwarz Toys & Togs, Inc.," "Schwarz Toys & Togs Bazaars, Inc.," "Schwarz Children's World, Inc.," "Schwarz Children's Stores, Inc.," "Schwarz Children's Store Chain, Inc.," "Schwarz Toy Bazaar, Inc.," "Schwarz Fifth Avenue, Inc." or any of the foregoing with the word "Company," "Corporation" or "Limited," or an abbreviation thereof, or the word "Incorporated" instead of the abbreviation "Inc." (or, for purposes of advertising and promotion, any of the foregoing with the word "Company," "Corporation" or "Limited," or an abbreviation thereof, or the word "Incorporated" or the abbreviation "Inc." omitted); or

     (b) any other name which shall omit the initials "F.A.O." but include the word "Schwarz" and which in other respects shall be approved by the Foundation; or

     (c) any  name  containing  neither  the  word  "Schwarz"  nor the  initials
"F.A.O."

     As so changed, the legal name of such Licensee and the name used by such Licensee for advertising, promotion and any other business purpose shall not be subject to challenge by the Foundation. In addition, after 12 months following such requirement to so change its legal name, any FAOS Transfer by such Licensee shall be a Prohibited Transfer and the right of such Licensee to use the FAO Mark shall terminate.

     3.3 Royalties. In consideration for the Exclusive Rights, Schwarz agrees that, commencing with its 2002 fiscal year (February 2, 2002-February 1, 2003), and for each of its fiscal years thereafter during which it has such Exclusive Rights, it will pay or cause to be paid an annual royalty to the Foundation equal to the greater of:

                    (i) 0.25% of the first  $50,000,000  of Net  Revenues,  plus
               0.375% of Net Revenues in excess of $50,000,000 (including in the computation of the first $50,000,000 any Net Sales by FAO Seller as set forth in the Extension Letter for the first full fiscal year); and

                    (ii) $120,000;  provided that for each fiscal year beginning with the 2003 fiscal year (February 1, 2003-January 31, 2004) such $120,000 shall be adjusted by multiplying it by a fraction, the numerator of which is the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Customers (All items; 1967 = 100) (hereinafter "CPI") annual average for the preceding calendar year (e.g., the numerator for the 2003 fiscal year will be the CPI annual average for calendar
               2002) and the denominator of which is the CPI annual average for calendar 2001.

     Payment of such royalty shall be made to the Schwarz Representative not later than 15 days after delivery to him or her of the audited financial statements of Schwarz for such fiscal year (which Schwarz agrees to deliver), but in any event not later than 120 days after the end of each such fiscal year.

     In addition, Parent shall pay an amount equal to (a) $25,000 per annum for each full year in which it uses the F.A.O. Mark in its corporate name and (b) from the date hereof through February 1, 2002, 0.25% of Net Revenues for such period.


     In the event of Schwarz's failure to pay the royalty required hereby, each Licensee shall be obligated to change its legal name and the name used by it in connection with the exercise of the Exclusive Rights (if either such name contains the initials "F.A.O." or the word "Schwarz") in accordance with the provisions of Section 3.2 above. Any change by a Licensee of its legal name and the name used by it in connection with exercise of the Exclusive Rights, whether by reason of this Section 3.3, Section 3.4 or otherwise, shall not constitute a waiver of Schwarz's liability to pay royalty for use of the name "F.A.O. Schwarz" for periods prior to the date of such change. Schwarz agrees that it will not change its fiscal year without also correspondingly adjusting the foregoing provisions for calculating the annual royalty hereunder.

     3.4 Arbitration for Failure to Maintain Quality. In the event that the Foundation shall be of the opinion in good faith that the business of a Licensee who uses the FAO Mark to identify its business to consumers, including through identification to consumers of such Licensee's affiliation with Schwarz, or to the extent such Licensee's business involves the sale of products identified with the FAO Mark (a Person who so identifies its business or to the extent a Person so identifies products, a "Quality Controlled Person"), is not being operated and promoted as a quality store business or any such product is not a First Quality product, the Schwarz Representative may notify the President of Schwarz in writing (the "Quality Maintenance Notification"), and the Quality Maintenance Notification shall specify the basis for such opinion in sufficient factual detail so as to enable the management of Schwarz to determine the objectionable practice or practices. Upon receiving the Quality Maintenance Notification, such Licensee shall forthwith (i) make such changes in its methods of operation and the promotion of its affairs as shall be necessary in order to remedy the matters specified in the Quality Maintenance Notification, (ii) change the legal name of such Quality Controlled Person and the name used by it in connection with exercise of the Exclusive Rights as required by Section 3.2 above, or (iii) if in the opinion of the management of Schwarz the business of the Quality Controlled Person is being operated and promoted as a quality store business, Schwarz shall so notify the Schwarz Representative by written response specifying the basis for such opinion within 15 business days of receipt of such Quality Maintenance Notification; provided, however, that such Quality Controlled Person shall not expand any operation or promotional activity
complained  of  in  the  Quality   Maintenance   Notification   by  the  Schwarz
Representative to which Schwarz responds until such time as such dispute resulting therefrom is resolved by arbitration in accordance with the procedures provided herein. In the event the management of Schwarz shall so advise the Schwarz Representative in writing that in the opinion of such management the relevant business of the Quality Controlled Person is being operated and promoted as a quality store business (whether or not in their opinion it had been so operated and promoted at the time of the Quality Maintenance Notification), and the Foundation shall not agree with such opinion, the question shall be resolved by arbitration in accordance with the procedures

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

provided herein. In the event a dispute arises hereunder, the management of Schwarz and the Schwarz Representative shall each appoint an executive engaged in the retail business, and the two arbitrators so appointed shall appoint a third executive engaged in the retail business. None of such arbitrators so appointed shall be engaged in the so-called discount business or in a business a substantial part of which consists of selling seconds, off price, job lots, distress merchandise or other merchandise not so identified as the standard trademarked lines of the manufacturer thereof sold at normal retail prices. In the course of such arbitration proceedings, the burden of proof shall be on Schwarz to demonstrate that the relevant business of the Quality Controlled Person in question is being operated and promoted as a quality store business, which burden shall be sustained if (in addition to any other method or methods of sustaining the burden) Schwarz shall demonstrate that the Quality Controlled Person is being operated and promoted as no less of a quality store business than FAO Seller operated and promoted on the date of this Agreement or at any time within three years before the date of this Agreement, or that, in connection with any store that is being liquidated or closed, the operation or promotional activity complained of is customary for the liquidation and closing of retail stores. It shall be the sole responsibility of such arbitrators to ascertain and report whether the relevant business of the Quality Controlled Person is being operated and promoted as a quality store business, and, if they determine that the relevant business is not being operated and promoted as a quality store business to determine the amount of compensation to be awarded to the Foundation for such operation and promotion from and after the date of the Quality Maintenance Notification. The determination of a majority of such arbitrators shall be binding upon the parties hereto. For this purpose a quality store shall be deemed to have the general definition at the time of such determination that the term then implies when used in connection with general retail trade. In the event that such arbitrators determine that the relevant business of the Quality Controlled Person is being operated and promoted as a quality store business, the reasonable fees and expenses of such arbitrators shall be paid by the Foundation. In the event that such arbitrators determine that the relevant business of the Quality Controlled Person is not being operated and promoted as a quality store business, the reasonable fees and expenses of such arbitrators shall be paid by Schwarz and, in addition thereto, such Licensee shall either (i) forebear from the operation or promotional activity determined by such arbitrators as not being part of a quality store business or (ii) within one year after the date of such determination by such arbitrators, change its legal name and the name used by it in connection with exercise of the Exclusive Rights in accordance with the provisions of Section
3.2 above.

     Schwarz agrees to provide to the Schwarz Representative from time to time, upon the request of the Schwarz Representative, reasonable access and appropriate information to enable the Foundation to determine whether Schwarz is being operated as a quality store business.

     3.5 Quality of Product and Distribution.


     (a) Licensed Products Schwarz covenants and agrees that it will retain the right to approve Licensed Products. Such approval shall only be granted if Schwarz believes in good faith that the product is a first quality product.

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

"First Quality" means a product which is similar in quality to products currently marketed by Williams Sonoma in home products, Ralph Lauren for apparel, Gund for toys and Ethan Allen in furniture ("Quality Surrogates").

     (b) Distribution Quality Schwarz covenants and agrees that it will seek by all commercially reasonable means to cause Licensed Products to be sold only through First Quality stores and catalogues (including electronic catalogs). The Quality Surrogates for such sales shall currently be Neiman-Marcus, Saks Fifth Avenue, Bloomingdale's, Nordstrom and Harrod's. Quality Surrogates for specialty stores shall currently be stores in the category of Crate and Barrel, Garden Botanika, Oilily, Barney's and/or other similar high-quality stores.

     (c) Changes in Quality Surrogates Quality Surrogates described in Sections 3.5(a) and 3.5(b) will be reevaluated approximately every five years, and if the Foundation or Schwarz believes in good faith that other Quality Surrogates should be substituted it will so inform the other party. In the event, however, that the character of any Quality Surrogate shall change during such five-year period, the parties, upon the request of the Schwarz Representative or Schwarz, shall reevaluate such Quality Surrogate prior to the end of such period, and if commercially reasonable, shall remove such Quality Surrogate from serving as such.


     3.6 Use of FAO Mark by the Foundation. The Foundation agrees that during the period Licensees have the Exclusive Rights, it will not, alone or together with others, directly or indirectly, by stock ownership or otherwise, use or permit the use of the name "F.A.O. Schwarz" or a name substantially identical thereto, in connection with, or sell the name "F.A.O. Schwarz" or a name substantially identical thereto, for use in connection with, any business or enterprise primarily engaged in the same business as that of Licensees, namely, the sale of toys and/or related merchandise at retail. Each of Frederick A. O. Schwarz, Jr. and Frederick A. O. Schwarz, III, agrees that for the same period he will not authorize the use of the name "F.A.O. Schwarz" or any name conflicting with it in the toy business or any retail business and will cooperate in every way possible with Schwarz to prevent the unauthorized use by anyone of the name "F.A.O. Schwarz" or any name conflicting with it. After such period, the right of the Foundation to use the name "F.A.O. Schwarz" shall be governed by applicable legal principles relating to the use of names and marks, and the provisions of this Agreement shall not be deemed to add to or detract from such right.

     3.7 Use of FAO Mark in Corporate Name. To the extent that Parent uses the FAO Mark in its corporate name and either (i) ceases to be a person to whom an FAOS Transfer would be permitted to be made in accordance with Section 4.1 hereof or (ii) conducts any portion of its business or the business of its subsidiaries in a manner which fails to protect and maintain the reputation and integrity of the FAO Mark or otherwise besmirches or brings ill repute upon the good name of FAO Mark, then in either such case Parent shall be required to change its legal name in accordance with the provisions of Section 3.2 hereof.

         Section 4.        Transfer of Right To Use Name.


     4.1 Prohibited Transfers. Any FAOS Transfer to any Person who is not of good character, reputation and financial standing in the business community is prohibited by this Agreement (a "Prohibited Transfer)."

     4.2 Notification by Parent. In the event Parent or any Licensee desires to make an FAOS Transfer, Parent shall notify the Schwarz Representative in writing in each such instance, of the name and address of the proposed transferee at least thirty (30) days in advance of the closing of said transaction, which notice shall identify the proposed transferee and shall also state Parent's opinion, given in good faith, that the proposed transaction does not constitute a Prohibited Transfer and shall specify the basis for such opinion. Parent also agrees to provide promptly (and in any event ten (10) days before the closing of such transaction) to the Schwarz Representative information regarding the business, character, reputation and financial standing in the business community of the proposed transferee, the owners or controlling persons of the proposed transferee, and the terms of the proposed transfer (except that financial terms of the proposed transfer need not be disclosed) as the Schwarz Representative shall reasonably request or to cause the proposed transferee to provide such information.

     4.3 Right of Foundation. If within twenty (20) days of the receipt of the notice referred to in Section 4.2 (or, if later, within ten (10) days of receipt of the information referred to in Section 4.2) the Schwarz Representative sends to Parent a notice (the "Schwarz Notice") that the Foundation is of the opinion that the proposed transfer is a Prohibited Transfer, then Parent agrees that, unless such proposed transfer is not a Prohibited Transfer pursuant to Section
4.6 hereof, such proposed transfer shall, if closed thereafter, be rescinded and the ownership of the securities or rights transferred shall revert to the transferor within thirty (30) days following a determination of the Board of Arbitration if such determination is in favor of the Foundation. In the event that a Prohibited Transfer is not rescinded if required by the preceding sentence, then this Agreement shall automatically terminate at the end of such thirty (30) day period. If the Schwarz Representative does not send to Parent the Schwarz Notice within said twenty (20) days (or said ten (10) days), then the transaction shall not be a Prohibited Transfer and may proceed in accordance with its terms. The Schwarz Notice shall be given in good faith and shall specify the basis for the opinion stated therein.

     4.4 Terms of Proposed Transfer Agreement. Parent also agrees that any proposed FAOS Transfer shall be subject, inter alia, to the following terms and conditions:

     (a) the transferee shall agree to abide by the terms and conditions of this Agreement;

     (b) each of Parent and the transferee shall have the right to refuse to close said transaction if the Schwarz Notice is given; and

     (c) Parent and the transferee shall agree that if the Board of Arbitration issues a decision in favor of the Foundation on the issue of whether or not the transaction is a Prohibited Transfer, then said transaction shall be rescinded and the Exclusive Rights transferred shall revert to the transferor within thirty (30) days following the Board of Arbitration's decision.

     4.5 Arbitration. If Parent shall not agree with the opinion of the Foundation stated in the Schwarz Notice (and if neither Parent nor the proposed transferee has exercised the right referred to in Section 4.4(b)), then the question of whether the proposed transfer is a Prohibited Transfer as defined in
Section 4.1 hereof shall be submitted to, and resolved by, a Board of Arbitration, The Board of Arbitration shall meet in New York, New York, and shall render a decision in writing (concurred in by a majority of its members) with respect to any point of disagreement in respect of the matters submitted to it pursuant hereto. Any determination made by the Board of Arbitration shall be final and binding upon Parent, Schwarz, the proposed transferee, the Schwarz Representative and the Foundation, and shall have the force of an arbitral award made in New York, New York. The expenses of the arbitration proceeding (i.e., the fees, expenses and costs of the arbitrators and of the American Arbitration Association) shall be shared equally by Parent, on the one hand, and the Foundation, on the other hand, prior to the Board of Arbitration's decision, but the losing party shall bear all of the expenses of the arbitration proceeding and shall reimburse the winning party for its share of said expenses prior to the Board of Arbitration's decision.

     4.6 Exempt Transaction. None of the following transactions shall be a Prohibited Transfer except as set forth in the final paragraph of this Section 4.6:

     (a) the sale or other disposition of ten percent (10%) or less of the outstanding Voting Securities of Parent by Parent or any owner of Parent, in the aggregate, during any twelve-month period to any Person which, after such sale or disposition, shall own or control, directly or indirectly, not more than fifteen percent (15%) of such Voting Securities;

     (b) a public offering of Voting Securities of Parent (i) in which no Person other than an incumbent director or officer of Parent acquires more than ten percent (10%) of the outstanding Voting Securities of Parent as determined following said offering or (ii) which is made in connection with the acquisition of a business, whether by merger, consolidation or asset acquisition (an "Acquisition");

     (c) a public offering of Voting Securities of Schwarz in which no Person other than an incumbent director or officer of Parent acquires more than seven and one-half percent (7.5%) of the outstanding Voting Securities of Schwarz as determined following said offering;

     (d) an FAOS Transfer made to Parent or a Person who is a Related Entity; provided that Parent shall cause such Person to abide by the terms and conditions of this Agreement;

     (e) an FAOS Transfer that consists of the encumbrance, pledge, hypothecation or grant of a security interest with respect to, or other transfer of an interest (including without limitation the enforcement or foreclosure of such encumbrance, pledge, hypothecation or security interest) in any of the Exclusive Rights or the Schwarz Voting Securities to a bank or other financial institution providing credit to Parent or Schwarz, if, and only if, (i) such Person has notified the Schwarz Representative of such transfer and (ii) such transfer or encumbrance is given as part of a collateral package which includes all or substantially all of such Person's other property in order to give such bank or financial institution the right, in the event of a default by such Person under such credit facility, to foreclose on all or substantially all such property and operate the business as a "going concern"; provided that this exemption shall not apply to permit an FAOS Transfer by such bank or other financial institution after such a foreclosure and any such FAOS Transfer shall otherwise be subject to the terms of this Agreement;

     (f) an FAOS Transfer among Parent's existing stockholders or among spouses,
children  or   grandchildren   of  existing   stockholders  or  inter  vivos  or
testamentary transfers to trusts established for the benefit of such persons;

     (g) a private offering of Voting Securities of Parent in connection with an Acquisition; or

     (h) an FAOS Transfer (i) to the extent involving securities that are registered under applicable securities laws and are traded on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market System or other recognized stock exchange or national market system or (ii) to or between institutional investors where an institutional investor shall be defined as a major banking institution, insurance company, a Fortune 1000 company or subsidiary thereof or pension fund. Kayne Anderson Investment Management Inc., and its affiliates, shall be deemed to be institutional investors for purposes of this subsection (h).

     The fact that a transfer or proposed transaction does not fall within any of the eight types outlined above shall not mean or imply that such a transaction is a Prohibited Transfer. Notwithstanding the foregoing, any transaction or series of transactions described below shall not be excepted by any provision of this Section 4.6 from the restrictions of Section 4.1 and shall constitute a Prohibited Transfer: (i) an FAOS Transfer in which a Person or group of Persons gains beneficial ownership of a number of Voting Securities that exceeds the greater of (a) the number of Voting Securities beneficially owned by Kayne Anderson Investment Management, Inc. and its affiliates and Mr. Fred Kayne (the "Kayne Group") or (b) 25% of the Voting Securities of the surviving Person of such FAOS Transfer, (ii) an FAOS Transfer that results from a merger of Parent with or into, or consolidation of Parent with, another Person such that the holders of the Voting Securities of Parent before such merger or consolidation hold less than 50% of the Voting Securities of the Person resulting from such merger or consolidation (or of a Person that directly or indirectly controls such Person) or (iii) an FAOS Transfer that results from the disposition of all or substantially all of the Voting Securities of Parent held by the Kayne Group other than in connection with a merger of Parent with or into, or consolidation of Parent with, another Person that does not violate clause (ii) in which the Kayne Group receives no different consideration than any other holder of Voting Securities of Parent in such transaction.


     4.7 Other Provisions. Following either -


     (a) the change of the legal name of Schwarz and the name used by Schwarz in connection with exercise of the Exclusive Rights in accordance with Section 3.1 hereof, or


     (b) the consummation of an FAOS Transfer and a decision of the Board of Arbitration, if any, favorable to Parent that such FAOS Transfer is not a Prohibited Transfer, if Parent thereafter no longer has the right (directly or indirectly) (i) to vote at least twenty-five percent (25%) of the Voting Securities of Schwarz, (ii) to vote at least twenty-five percent (25%) of the Voting Securities of any Person having the right (directly or indirectly) to use or control the use of the F.A.O. Mark or (iii) to use or control the use of the name F.A.O. Mark, then Parent, its successors and transferees (except for any transferee in an FAOS Transfer) shall forthwith be relieved of all obligations, restrictions and liabilities under this Agreement. Notwithstanding the foregoing, in the event Parent is relieved of such obligations, restrictions and liabilities, Schwarz shall continue to be bound by this Agreement as provided herein; and Schwarz agrees with the Foundation to perform and observe all covenants, agreements and conditions of Parent hereunder, including without limitation those contained in Section 4 hereof, until the earlier of (i) the occurrence of the circumstances described in Section 4.7(a) hereof or (ii) the consummation of an FAOS Transfer and a decision of the Board of Arbitration, if any, favorable to Schwarz, if Schwarz thereafter no longer has either of the rights (directly or indirectly) described in Section 4.7(b)(ii) and (iii) hereof.

         Section 5.        Consent to Asset Sale.


     The Schwarz Representative, on behalf of the Foundation, hereby agrees that Schwarz is not a Person "not of good character, reputation and financial standing in the business community," and, accordingly, that the sale of assets (including rights to the FAO Mark) to Schwarz described in the recitals to this Agreement is not a "Prohibited Transfer" as such term is defined in Section 5.1 of the Original Agreement. The foregoing shall not limit the rights of the Foundation under Sections 3.4 or 3.5.

         Section 6.        Miscellaneous.


     6.1 Survival. All covenants and agreements contained in this Agreement or in any document, exhibit, schedule or certificate delivered in connection herewith shall survive the execution and delivery of this Agreement and any investigation at any time made by the Foundation or on its behalf.

     6.2 Construction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

     6.3 Notices. All notices hereunder shall be in writing and shall be deemed to have been given at the time when mailed by certified mail, or sent by facsimile with confirmation of transmission by the transmitting equipment, in each case, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

                  To Schwarz:

                  c/o The Right Start, Inc.
                  26610 Agoura Road, Suite 250
                  Calabasas, California 91302
                  Attention: Legal
                  Fax:  818.735.7242

                  with a copy to:

                  Fulbright & Jaworski L.L.P.
                  865 South Figueroa Street, 29th Floor
                  Los Angeles, California 90017
                  Attention: Victor Hsu
                  Fax:  213.680.4518

                  To the Schwarz Representative:

                  H. Marshall Schwarz
                  Chairman of the Board
                  U.S. Trust Company of New York
                  114 West 47th Street
                  New York, New York 10036
                  Fax:  212.852.3030

                  with a copy to:

                  Cravath, Swaine & Moore
                  825 Eighth Avenue
                  New York, New York 10019
                  Attention: Thomas R. Brome
                  Fax:  212.474.3700

provided, however, that any notice of change of address shall be effective only upon receipt.

     6.4 Assignment. This Agreement shall be binding upon and inure to the benefit of Parent, Schwarz and the Foundation and the respective successors in interest and assigns of the Foundation. Except as provided in Section 4 hereof, neither Parent nor Schwarz may assign this Agreement without the prior written consent of the Schwarz Representative; provided, however, that Parent and Schwarz may consummate the transactions in the Asset Purchase Agreement.

     6.5 Amendments and Waivers. This Agreement and all exhibits and schedules hereto set forth the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement may not be amended, and neither Parent nor Schwarz may take any action herein prohibited or omit to take action herein required to be performed by it, and no breach of or compliance with any covenant or agreement shall be waived, unless Parent has obtained the written consent or waiver of the Schwarz Representative.

     6.6   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto, shall be delivered or mailed to Parent, Schwarz and the Schwarz Representative.

     6.7 Headings; Table of Contents. The headings and the table of contents in this Agreement are for reference purposes only and shall not constitute a part hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth above.

                                 THE RIGHT START, INC.


                                 By /s/ Jerry R. Welch
                                 Name:  Jerry R. Welch
                                 Title: President and CEO

                                 TOY SOLDIER, INC.

                                 By /s/ Jerry R. Welch
                                 Name:  Jerry R. Welch
                                 Title: Chairman, President and CEO

                                 F.A.O. SCHWARZ FAMILY FOUNDATION


                                 By /s/ H. Marshall Schwarz
                                 H. Marshall Schwarz
                                 Schwarz Representative



                                 F.A.O. Schwarz, Jr.




                                 F.A.O. Schwarz, III

                              ADDITIONAL LICENSEES WHO AGREE TO BE BOUND BY THE TERMS OF THIS AGREEMENT:




                              By ________________________________
                              Name:
                              Title:




                              By ________________________________
                              Name:
                              Title:

                                   EXHIBIT A*




                FAO BABY



                FAO UNIVERSITY



                FAO GIRL



                FAO



                SCHWARZ



                FAO SCHWEETZ



                Fao bear



                Faoschwartz.com **



                Faoscwartz.com**



                Faoscwartz.com**



                Faoswartz.com**



                FAO HOTEL



                Fao toystore



                Fao personalshopper



                FAO-SCHWARZ.COM



                fao espanol



                  * Each to be used as provided in this Agreement.

                  ** To be used only to redirect visitors (online or through any other medium requiring the visitor to spell) seeking the F.A.O. Schwarz brand to the correct location.